LICENSE AGREEMENT


     This Agreement is made on the ________ of _____________, 1998 [hereinafter referred to as the "Effective Date"], by and between ROCK BOTTOM RESTAURANTS, INC., a Delaware corporation ("Rock Bottom") and Frank B. Day
("Day").


                              RECITALS AND PREMISES

         WHEREAS, Rock Bottom owns and operates numerous restaurants and owns certain proprietary information with respect to such restaurants;

         WHEREAS,  Rock  Bottom  has  developed  special  knowledge,   know-how,
techniques, methods, designs, brewing recipes, inventions, and technologies useful in the restaurant business (collectively, the "Licensed Information");

         WHEREAS, Day desires to utilize the Licensed Information in the St.Croix restaurant; and

         WHEREAS, Rock Bottom is willing to grant Day a license to use the Licensed Information solely in the St. Croix restaurant.

         NOW, THEREFORE, in consideration of the premises and of the promises and obligations in the terms, conditions, and mutual agreements contained herein, Rock Bottom and Day agree as follows:


1. Ownership. The Licensed Information is solely owned by Rock Bottom, and Day shall not in any way by oral or written statements or otherwise conduct himself as being the owner of the Licensed Information.

2. Power to Enter Agreement. Each party represents and warrants to the other that it has the power, right, and authority to enter into this Agreement, and to grant the rights and undertake the obligations set forth in this Agreement.

3. Term. This Agreement shall be perpetual from the Effective Date.

4. Mutual Termination. This Agreement may be mutually terminated by the mutual written consent of Rock Bottom and Day.

5. Compensation. Day will pay to Rock Bottom a one time fee of Five Thousand Dollars ($5,000) as compensation for the use of the Licensed Information solely in the St. Croix restaurant. This compensation will cover Day's use of the Licensed Information in the St. Croix restaurant for as long as this Agreement is in place.

6. Non-Assignment; No Other Beneficiaries. Except as otherwise provided herein, neither this Agreement nor any interest herein shall be assignable by Day without the written consent of Rock Bottom.

7. Entire Agreement; Amendments. Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms, and further agrees that this is the complete and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written between the parties relating to this Agreement. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.

8. Governing Law. This Agreement is made under, and is to be construed and enforced in accordance with, the internal laws of the State of Colorado.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ROCK BOTTOM RESTAURANTS, INC.,
   a Delaware corporation


By:    ________________________________
         William S. Hoppe,
         Executive Vice President

Date: ________________________________



By:    ________________________________
         Frank B. Day


Date: ________________________________